UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2007

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The Quantum Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-31727	20-0774748
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3420 Fairlane Farms Road, Suite C, Wellington, Florida, 33414

(Address of Principal Executive Office) (Zip Code)

(561) 798-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 13, 2007, the Executive Committee of the Board of Directors of The Quantum Group, Inc. (the "Registrant") approved an amendment of the Company’s Bylaws which would allow for issuing shares without certificates. Section 6.08 was added to Article VI of the Registrant's Bylaws to read:

SECTION 6.08.

SHARES WITHOUT CERTIFICATES.

(a)

ISSUING SHARES WITHOUT CERTIFICATES. Unless the articles of incorporation provide otherwise, the board of directors may authorize the issue of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

(b)

INFORMATION STATEMENT REQUIRED. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing at a minimum:

(1)

The name of the issuing corporation and that it is organized under the law of this state;

(2)

The name of the person to whom issued; and

(3)

The number and class of shares and the designation of the series, if any, of the issued shares.

If the corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, relative rights, preferences, and limitations applicable to each class and the valuation in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series).

ITEM 9.01.

EXHIBITS

3.41-  AMENDMENT TO BYLAWS OF THE QUANTUM GROUP, INC. July 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Quantum Group, Inc.

By:	/s/ DONALD B. COHEN
Donald B. Cohen Chief Financial Officer

Date:  July 17, 2007